FY 2020 Outlook Exhibit 99.1 FY 2020 Initial Guidance $ in Millions Current (Provided on Q4 2019 FY 2020 Outlook Earnings Call)3 Adj. Revenue(1) Down (6.0) - (8.0)% Down (6.4) - (7.4)% Adj. EBITDA / Adj. EBITDA Margin(1,2) 10.5 - 11.5% 11.25 - 11.75% Adj. Free Cash Flow(2) as % of Adj. EBITDA 15 - 20% ~20% (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue and Adjusted EBITDA/Margin. Compare excludes revenue from divested business in 2019. (2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow. 13 (3) Initial guidance withdrawn as of 04/14/2020. Initial revenue guidance provided in constant currency.

Non-GAAP Financial Measures Exhibit 99.1 Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance- based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. As of March 31, 2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change. Adjusted Free Cash Flow Adjusted free cash flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions and divestitures, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted Revenue and adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. 22